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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Carroll Shelby International Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARROLL SHELBY INTERNATIONAL INC.
11150 W. Olympic Blvd., Suite 1050
Los Angeles, California 90064

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 17, 2004

To the shareholders of Carroll Shelby International Inc.:

        The Annual Meeting of the shareholders of Carroll Shelby International Inc. will be held at The Hilton, Los Angeles Airport located at 5711 West Century Blvd. Los Angeles, California 90064, at 10:00 A.M. on November 17, 2004, or at any adjournment or postponement thereof, for the following purposes:

        1.     To elect three directors of the company.

        2.     To transact such other business as may properly come before the meeting.

        Details relating to the above matters are set forth in the attached Proxy Statement. All of our shareholders of record as of the close of business on October 4, 2004 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

        All shareholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
John Luft, President

October 8, 2004

PROXY STATEMENT
CARROLL SHELBY INTERNATIONAL INC.
11150 W. Olympic Blvd., Suite 1050
Los Angeles, California 90064
Telephone: (310) 914-1843

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 17, 2004

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Carroll Shelby International Inc. (the "Company," "we," or "us"), a Nevada corporation, of $.001 par value common stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 10:00 A.M. on November 17, 2004, or at any adjournment or postponement thereof. We anticipate that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about October 8, 2004. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve any other proposed matters.

        Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

        All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

        The close of business on October 4, 2004 has been fixed by our Board of Directors as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 14,766,635 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted. A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information with respect to the ownership of our Common Stock as of the record date, by (i) each person who is known by us to own of record or beneficially more than 5% of our Common Stock, (ii) each of our officers and directors and (iii) all officers and directors as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock. Shareholdings include shares held by family members and shares issuable under stock options exercisable within 60 days from the date hereof. The addresses of the individuals listed below are in the Company's care at 11150 W. Olympic Blvd., Suite 1050, Los Angeles, California 90064.

Name & Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class
Carroll Hall Shelby C/o Carroll Shelby International Inc. 11150 W Olympic Blvd, Suite 1050 Los Angeles, California 90064	9,087,866	61.5%
John Luft C/o Carroll Shelby International Inc. 11150 W Olympic Blvd, Suite 1050 Los Angeles, California 90064	275,000	1.8%
Brent Fenimore C/o Shelby Automobiles Inc. 6835 Speedway Blvd. #L-103 Las Vegas, Nevada 89115	25,000	..01%
John Cathcart 774 Mays Blvd, #10-450 Incline Village, NV 89451	644,220	4.3%
Directors and Executive Officers as a Group	9,387,866	63.53

ELECTION OF DIRECTORS

        At the Annual Meeting, our shareholders will elect three directors. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as our nominees for directors. All of the nominees are presently members of the Board of Directors and their names and biographical information are set forth below. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as our Board of Directors may recommend.

Name	Age	Position
Carroll Shelby	82	CEO and Director
John Luft	48	President, CFO and Director
Brent Fenimore	40	Director

        The Company's directors will serve in such capacity until the next annual meeting of shareholders and until their successors have been elected and qualified. Our officers serve at the discretion of the Company's directors. We do not have an audit, nominating or compensation committee.

Carroll Shelby—CEO, Director

        Carroll Shelby has been involved in the automobile racing industry as a successful driver and team manager for decades and during this time has manufactured both on and off track cars. After leaving the Army Air Corps in WWII, Mr. Shelby joined the Aston Martin racing team in the 1950s. In 1958, teamed with Roy Salvadori, he won the famed LeMans 24 Hours for Aston Martin, giving the team its only victory in the long-distance classic and setting a new race record of 112.569 mph average for the event. One year after his LeMans victory, Mr. Shelby was forced to give up race car driving for health reasons, turning his attention to building cars—and creating what is still considered one of the fastest road cars ever, the Shelby Cobra. The 289 and 427 Cobra models and the subsequent GT 350 and GT 500 Shelby Mustangs that Mr. Shelby built for Ford are well known to automobile enthusiasts. Mr. Shelby then built the special Cobra Daytona Coupes, which captured the FIA World Manufacturer's Championship in 1965. The next year a Shelby-led group of Ford GT 40s beat Ferrari at LeMans, putting him back in the winner's circle, this time as a manufacturer with two consecutive victories at the famed 24-Hour classic, in 1966 and 1967.

        In the early 1980s, Lee Iacocca, the Chairman of Chrysler, selected Mr. Shelby to create a high-performance image for Chrysler. Between 1983 and 1989, Shelby created a series of Chrysler-Dodge high-performance vehicles, including envisioning and inaugurating the prototype work on what ultimately became the Dodge Viper. In 1990, Mr. Shelby launched his Can-Am Spec Racer, an affordable racing car for entry-level competitors which was sanctioned as a separate racing category by the Sports Car Club of American. By 1995 Mr. Shelby commenced through the Shelby Companies another manufacturing project, the CSX4000 series Cobra S/C Roadsters, followed quickly by the design and manufacture of the Shelby Series I exotic sports car. Currently, Mr. Shelby is building a lineup of performance cars including the CSX7000 series Cobras. Mr. Shelby has been our CEO and director since June 2003. He is a founder and director of Shelby American, Inc., Carroll Shelby International Inc., Carroll Shelby Licensing, Inc., Shelby Technologies, Carroll Shelby Enterprises, Carroll Shelby Children's Foundation, International Chili Society, Shelby Automobiles, Inc.

John Luft—President, CFO, Director

        John Luft is responsible for the day-to-day management and operations and all financial reporting of the Company. His responsibilities include; global brand extension and positioning, all sales, marketing, advertising and branding opportunities, strategic partnerships and programs, existing and new product development, market and business plan development. Mr. Luft joined the Company in 2000 after serving two years at SkyNet Holdings, Inc. as Sr. Vice President of Global Marketing and Sales and Business Development. During his tenure, he was responsible for managing the company's global branding, planning launch strategies for international markets and developing and implementing all of SkyNet's advertising and promotional initiatives. Previously, Mr. Luft spent 13 years with the Hilton Hotels Corporation. He served as Director of Global and Strategic Partnership & Product Development for four years where he was responsible for developing various Hilton innovations. In his first seven years at Hilton, Mr. Luft served as corporate director of U.S. Marketing, where he helped improve revenues and profitability as well as providing day-to-day supervisory support to Hilton's regional offices. Mr. Luft also worked for the Walt Disney Company as Director of Resorts/Attractions Marketing at the Walt Disney World (WDW) Resort in Orlando, Florida. In that capacity, Mr. Luft developed and executed the company's annual marketing plan strategy and represented Walt Disney World resorts in Disney's Synergy's programs and initiatives. He was responsible for regional, local and national WDW Resort promotions and helped design and develop the WDW Resort web site. A graduate of the University of Southern California, Los Angeles, Mr. Luft holds a bachelors degree in Marketing and Speech Communications.

Brent Fenimore—Director

        Brent Fenimore currently serves as Vice President of Shelby Automobiles Inc., and is responsible for executive management of all engineering, product development, manufacturing and day-to-day operations of Shelby Automobiles. Prior to assuming his current position, Mr. Fenimore served as Production Manager and then General Manager for the Shelby Series I project.

        Fenimore began his tenure with Shelby in 1997 as its Welding and Fabrication Manager. Prior to joining Shelby, he was Purchasing Manager at Junior Tools, Inc. in Las Vegas. In total, Fenimore has more than 20 years of automotive and manufacturing industry experience in key management positions including working with Almaco Industries, an agricultural research equipment manufacturer, Kiefer Industrial, a specialty trailer manufacturer, and Harris Auto Racing, a late-model and modified race car manufacturer.

EXECUTIVE COMPENSATION

        The following table sets forth information regarding the annual and long-term compensation paid to our executive officers during the last fiscal year. We do not compensate our directors.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name And Principal Position	Year	Salary $	Bonus $	Other Annual Compensation $	Restricted Stock Award(s) $	Securities Underlying Options/ SARs (#)	LTIP Payout ($)	All Other Compensation ($)
Carroll Shelby, CEO, Director	2003 2002 2001	75,000 0 0	— — —	— — —	— — —	— — —	— — —	$ $ $	— — —
John Luft, President, CFO, Director	2003 2002 2001	62,500 57,812 50,000	— — —	— — —	— — —	— — —	— — —		— — —

RELATED PARTY TRANSACTIONS

        In connection with our merger with Ginseng Forest, we issued a promissory note to Carroll Shelby, our Chief Executive Officer, in the amount of $2,000,000. In 2004 the note was paid down to $1,500,000 and extended until August 20, 2007. The note is secured by all the assets of the Company and bears interest at 8% per annum.

        In 2003 we borrowed $500,000 from Carroll Shelby and William Murphy for working capital. The loan is evidenced by a promissory note bearing interest at 8% per annum and due August 20, 2007. The note is convertible at any time during the term of the note into Common Stock of the Company at a conversion price of $4.00 per share. If issued, the Common Stock will carry piggyback registration rights. For each share converted, the note holders will also receive one warrant to purchase a share of Common Stock at an exercise price of $6.00 per share for a period of three years from the date of issuance. The Common Stock underlying the warrants also has piggyback registration rights.

        In order to fund operations through 2003, we borrowed $980,000 from Carroll Shelby in July 2003 evidenced by a promissory note bearing interest at 18% per annum due December 31, 2003. We repaid the note in the first quarter of 2004 together with a $50,000 loan fee. Under the terms of the note, in the event of non-payment upon maturity, we agreed to issue 300,000 options to purchase Common Stock at $1.50 per share to the note holder. The options were to vest ratably over a three-year period beginning January 1, 2004. We did not pay the note on the maturity date and therefore are obligated to issue 100,000 options on each of January 1, 2004, 2005 and 2006 to Mr. Shelby.

        In 2004 Mr. Shelby licensed to us the use of the automotive trademarks, trade names and trade dress owned by a trust controlled by him. In consideration of an exclusive, in perpetuity license, we agreed to pay to Mr. Shelby's trust a royalty of 15% of revenue generated from the license plus a cash payment of $5,000,000 evidenced by a promissory note bearing interest at 5% per annum, and the initial payment of $1,000,000 due September 1, 2005, with subsequent quarterly payments of $250,000 thereafter with a final payment on October 1, 2009.

        Mr. Shelby advances funds for operating capital as needed. These advances are non-interest bearing and do not have a due date. Repayments are made as working capital is available. The outstanding balance of such advances as of December 31, 2003 was $136,434.

INDEPENDENT PUBLIC ACCOUNTANTS

        On April 6, 2004 the Company engaged BDO Seidman, LLP as its independent public accountants to audit its December 31, 2003 fiscal year. The audit fee of BDO Seidman, LLP for the 2003 audit was $40,000. The following table sets forth fees for the services of our prior auditors, Spicer Jeffries, LLP, provided during the 2003 calendar year which was in addition to the audit fee paid to BDO Seidman, LLP.

Audit Fees(1)	$36,083
Audit-related fees	$0
Tax fees(2)	$0
All other fees	$0

Total	$36,083

(1)
Represents fees for professional services paid to Spicer Jeffries, LLP, our former auditor, provided in connection with our 2002 audit, review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with a Delaware statutory filing.

(2)
Represents fees for services and advice provided in connection with preparation of our federal and state tax returns.

        The current policy of our Board of Directors, acting as our Audit Committee, is to review and approval all proposed audit and non-audit services prior to the engagement of independent accountants to perform such services. Therefore, the Audit Committee does not presently have any pre-approval policy or procedures. Review and approval of such services generally occur at the Audit Committee's regularly scheduled quarterly meetings. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Audit Committee has delegated to its chairman the authority to approve audit and non-audit services up to a pre-determined level as approved by the Audit Committee. Any audit or non-audit services approved pursuant to such delegation of authority must be reported to the full Audit Committee at its next regularly scheduled meeting. During fiscal 2002 and 2003, all audit and non-audit services performed by the Company's independent accountants were approved in advance by the Audit Committee.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT NEXT ANNUAL MEETING OF SHAREHOLDERS

        Any shareholders of record who desire to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at our principal executive offices prior to our fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

SHAREHOLDER COMMUNICATIONS

        The Board of Directors of the Company believes that, in light of the accessibility of its directors to informal communications, a formal process for shareholders to communicate with directors is unnecessary. Any shareholder communication sent to the Board of Directors, either generally or in care of the Chief Executive Officer, will be forwarded to members of the Board without screening. Any shareholder communication to the Board of Directors should be addressed in care of our Chief Executive Officer and transmitted to the Company's offices in Los Angeles, California. In order to assure proper handling, the transmittal envelope should include a notation indicating "Board Communication" or "Director Communication." All such correspondence should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or only specified individual directors. The Chief Executive Officer will circulate all such correspondence to the appropriate directors.

REPORT OF AUDIT COMMITTEE

        The Audit Committee, consisting of our Board of Directors, oversees our financial reporting process. A copy of our Audit Committee Charter is available on request. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed our audited financial statements in our Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and from us including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

        The Committee discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended and approved the selection of the Company's independent auditors.

OTHER BUSINESS

        We are not aware of any other matters which are to be presented to the Annual Meeting, nor have we been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

        The above notice and Proxy Statement are sent by order of the Board of Directors.

John Luft, President

October 8, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
CARROLL SHELBY INTERNATIONAL INC.
TO BE HELD NOVEMBER 17, 2004

        The undersigned hereby appoints John Luft as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Carroll Shelby International Inc. held of record by the undersigned on October 4, 2004, at the Annual Meeting of Shareholders to be held November 17, 2004, or any adjournment or postponement thereof.

1.	ELECTION OF DIRECTORS	FOR the election as a director of all nominees listed below (except as marked to the contrary below). ☐	WITHHOLD AUTHORITY to vote for all nominees listed below. ☐
NOMINEES: Carroll Shelby		John Luft	Brent Fenimore

INSTRUCTION: To withhold authority to vote for individual nominees, strike through their names, above.

        2.     In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

        It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the shareholder the proxy will be voted for the election of the directors named in Item 1 above.

        The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN	Dated	, 2004
THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.
PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. ☐	Signature
Signature, if held jointly

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PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 17, 2004
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 17, 2004
VOTING SHARES AND PRINCIPAL SHAREHOLDERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
RELATED PARTY TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT NEXT ANNUAL MEETING OF SHAREHOLDERS
SHAREHOLDER COMMUNICATIONS
REPORT OF AUDIT COMMITTEE
OTHER BUSINESS
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF CARROLL SHELBY INTERNATIONAL INC. TO BE HELD NOVEMBER 17, 2004